Exhibit 10.1

A MARK OF [**] IN THE TEXT OF THIS EXHIBIT INDICATES THAT CONFIDENTIAL MATERIAL HAS BEEN OMITTED. THIS EXHIBIT, INCLUDING THE OMITTED PORTIONS, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

SUPPLEMENTAL CONFIRMATION

To:	Fifth Third Bancorp Fifth Third Center Cincinnati, Ohio 45263

From:	Goldman Sachs & Co. LLC

Subject:	Accelerated Stock Buyback

Ref. No.:

Date:	August 15, 2017

The purpose of this Supplemental Confirmation is to confirm the terms and conditions of the Transaction entered into between Goldman Sachs & Co. LLC (“GS&Co.”), and Fifth Third Bancorp (“Counterparty”) (together, the “Contracting Parties”) on the Trade Date specified below. This Supplemental Confirmation is a binding contract between Dealer and Counterparty as of the relevant Trade Date for the Transaction referenced below.

1. This Supplemental Confirmation supplements, forms part of, and is subject to the Master Confirmation dated as of April 23, 2012 (the “Master Confirmation”) between the Contracting Parties, as amended and supplemented from time to time. All provisions contained in the Master Confirmation govern this Supplemental Confirmation except as expressly modified below.

2. The terms of the Transaction to which this Supplemental Confirmation relates are as follows:

Trade Date:	August 15, 2017

Forward Price Adjustment Amount:	[**]*

Calculation Period Start Date:	August 15, 2017

Scheduled Termination Date:	December 14, 2017

First Acceleration Date:	[**]*

Prepayment Amount:	USD 990,000,000.00

Prepayment Date:	August 17, 2017

Initial Shares:	31,540,480

Initial Share Delivery Date:	August 17, 2017

Ordinary Dividend Amount:	[**]*

Scheduled Ex-Dividend Date:	September 28, 2017

Termination Price:	[**]*

Additional Relevant Days:	The 5 Exchange Business Days immediately following the Calculation Period.
Reserved Shares:	74,212,894

3. Counterparty represents and warrants to GS&Co. that neither it nor any “affiliated purchaser” (as defined in Rule 10b-18 under the Exchange Act) has made any purchases of blocks pursuant to the proviso in Rule 10b-18(b)(4) under the Exchange Act during either (i) the four full calendar weeks immediately preceding the Trade Date or (ii) during the calendar week in which the Trade Date occurs.

4. This Supplemental Confirmation may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Supplemental Confirmation by signing and delivering one or more counterparts.

[Remainder of Page Intentionally Blank]

*  CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Counterparty hereby agrees (a) to check this Supplemental Confirmation carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing (in the exact form provided by GS&Co.) correctly sets forth the terms of the agreement between GS&Co. and Counterparty with respect to any particular Transaction to which this Master Confirmation relates, by manually signing this Master Confirmation or this page hereof as evidence of agreement to such terms and providing the other information requested herein and immediately returning an executed copy to GS&Co., Facsimile No.

Yours faithfully,

Goldman Sachs & Co. LLC

By:	/s/ MICHAEL VORIS
Name: Michael Voris
Title: Managing Director

Agreed and Accepted By:

FIFTH THIRD BANCORP

By:	/s/ JAMES C. LEONARD
Name: James C. Leonard
Title: Treasurer

[Signature Page to FITB ASR Supplemental Confirmation]